SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 1, 2010

DUTCH GOLD RESOURCES, INC.

(Exact name of Registrant as specified in its charter)

Nevada	000-30805	58-2550089
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3500 Lenox Road Suite 1500 Atlanta, Georgia	30326
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 419-2440

N/A
(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01	CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTS

1.	Previous Independent Registered Public Accounting Firm.

A.  February 1, 2010, the Company dismissed its independent registered public accounting firm, Dejoya Griffith & Company, LLC. (“DGC”).

B.  DGC did not complete an audit of the Company’s financial statements or file a report that contained an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles other than going concern.

C.  The decision to change accountants was approved by the Company's board of directors on February 1, 2010, and on such date Gruber & Company, LLC (“Gruber”) was engaged as the Company's new independent registered public accountants. The Company did not consult Gruber regarding either: (i) the application of accounting principles to a specified transaction, completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, or (ii) any matter that was either the subject of a disagreement or a reportable event in connection with its report on the Company’s financial statements.

D.  During the Company's two most recent fiscal years and the subsequent interim period through February 1, 2010, the date of dismissal, there were no disagreements with DGC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of DGC, would have caused it to make reference to the matter in connection with its reports. There were no "reportable events" in connection with its report on the Company’s financial statements.

E.  The Company has made the contents of its Form 8-K available to DGC and requested it to furnish a letter to the Commission as to whether DGC agrees or disagrees with, or wishes to clarify the Company's expression of their views.

2.	New Independent Registered Public Accounting Firm.

The Registrant has engaged Gruber as its new independent certified public accounting firm to audit the Registrant’s financial statements December 31, 2009. Prior to such engagement, the Registrant did not consult such firm on any of the matters referenced in Item 302(a)(2) of Regulation S-K during the two most recent years or any subsequent interim period prior to engaging Gruber.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUTCH GOLD RESOURCES, INC.
(Registrant)

Date: February 3, 2010	By:	/s/ Daniel Hollis
Daniel Hollis
Chief Executive Officer